                                                                      EXHIBIT 21
                                                                      ----------

                         SUBSIDIARIES OF THE REGISTRANT

                                                          Jurisdiction
             Subsidiaries (a)                             of Incorporation
             ------------                                 ----------------


Abercrombie & Fitch Holding Corporation (b)               Delaware
Abercrombie & Fitch Management Co. (c)                    Delaware
Abercrombie & Fitch Stores, Inc. (d)                      Delaware
A&F Trademark, Inc. (d)                                   Delaware


(a) The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 2, 2002.

(b)  Wholly-owned subsidiary of the registrant.

(c)  Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation.

(d)  Wholly-owned subsidiary of Abercrombie & Fitch Management Co.